UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019 (October 21, 2019)

MAM SOFTWARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Valley Square, Suite 220, 512 Township Line Road, Blue Bell, PA  19422
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (610) 336-9045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MAMS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 30, 2019, by and among Kerridge Commercial Systems Group Limited, an English private limited company (“Parent”), Chickadee Holdings Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Merger Sub”), and MAM Software Group, Inc., a Delaware corporation (the “Company”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned indirect subsidiary of Parent (the “Merger”). The Merger became effective on October 21, 2019 (the “Effective Time”).

At the Effective Time, in accordance with the Merger Agreement, among other things, (i) each share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) that was issued and outstanding immediately prior to the Effective Time, other than (a) shares of Common Stock owned by the Company as treasury stock, or owned by a wholly-owned subsidiary of Parent (“Parent Sub”) or Merger Sub, in each case immediately before the Effective Time, (b) shares of Common Stock owned by Parent or any direct or indirect subsidiary of Parent (other than Parent Sub or Merger Sub) or of the Company, in each case immediately before the Effective Time, and (c) any shares of Common Stock for which the holder thereof was entitled to demand and properly demanded the appraisal of such shares in accordance with, and complied in all respects with, Section 262 of the Delaware General Corporation Law (the “DGCL”), was converted into the right to receive $12.12 net to the holder in cash, without interest and subject to any withholding of taxes required by applicable law (the “Merger Consideration”), in accordance with the Merger Agreement, (ii) each Company option (each, an “Option”) outstanding immediately prior to the Effective Time, whether or not exercisable or vested, was cancelled, extinguished and converted into the right to receive, for each share of Common Stock subject to such Option, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option, and (iii) each share of Company restricted stock outstanding immediately prior to the Effective Time was vested and all restrictions thereon lapsed in full, and was cancelled and converted into the right to receive an amount in cash, without interest, equal to the value of the Merger Consideration.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2019, and which is incorporated by reference herein.

Item 1.02      Termination of a Material Definitive Agreement.

On October 21, 2019, in connection with the consummation of the Merger, the Company terminated the Credit Agreement, dated as of March 2, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Company, Univest Bank and Trust Co. (“Univest”), and the other loan parties party thereto. All of the Company’s obligations (other than customary inchoate obligations such as indemnification claims) outstanding under the Credit Agreement were repaid and extinguished without penalty, and all collateral securing repayment of amounts due under the Credit Agreement was released.

Item 2.01      Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on October 21, 2019, the Merger was completed pursuant to Section 251 of the DGCL and the Company became a wholly-owned indirect subsidiary of Parent.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing description of the Merger and Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019, and which is incorporated by reference herein.

Item 3.01      Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On October 21, 2019, in connection with the consummation of the Merger, the Company (i) informed the Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of shares of Common Stock has been halted and will be suspended prior to the open of trading on October 22, 2019.

The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03      Material Modification to the Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01      Change in Control of Registrant.

At the Effective Time, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned indirect subsidiary of Parent. As a result, a change of control of the Company occurred.

The total amount of cash consideration paid by Parent to Company stockholders in the Merger was approximately $153.5 million. Parent funded the Merger Consideration with a combination of cash on hand, equity contributions from certain funds affiliated with Accel-KKR, as well as funds available to Parent under existing financing facilities.

The information set forth in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, in connection with the Merger, each of Dwight B. Mamenteo, Frederick G. Wasserman, W. Austin Lewis IV and Peter H. Kamin ceased to be directors of the Board of Directors of the Company. Michael G. Jamieson remained as a director of the Company.

At the Effective Time, in connection with the Merger, Ian Bendelow and Nigel Bedford became directors of the Company.

The officers of the Company immediately prior to the Effective Time continued as officers of the Company and are the officers of the Company.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, in connection with the consummation of the Merger, the certificate of incorporation of the Company, as amended, and it bylaws, were each amended and restated in its entirety. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated August 30, 2019, by and among MAM Software Group, Inc., Kerridge Commercial Systems Group Limited and Chickadee Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 3, 2019) (Certain schedules (or similar attachments) to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish copies of any such schedules (or similar attachments) to the SEC or its staff upon request).

3.1	Amended and Restated Certificate of Incorporation of MAM Software Group, Inc.
3.2	Amended and Restated Bylaws of MAM Software Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 21, 2019	MAM SOFTWARE GROUP, INC.

	By:	/s/ Brian H. Callahan
Name: Brian H. Callahan
Title: Chief Financial Officer